CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
QPC Lasers, Inc.

We hereby consent to the inclusion in Amendment No. 2 to the Registration Statement (File No. 333-143812) on Form SB-2 for QPC Lasers, Inc. of our report dated March 6, 2007, except for Note 13 which is July 23, 2007, relating to the consolidated financial statements of QPC Lasers, Inc. and Subsidiary as of December 31, 2006 and for the years ended December 31, 2006 and 2005. We also consent to the reference to our Firm under the caption “Experts”.

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Los Angeles, California
August 17, 2007